UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007

KNOBIAS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33315	13-3968990
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Northpark Drive, Building 2, Suite 500, Ridgeland, MS 39157
 (Address of principal executive offices, including zip code)

(601) 978-3399
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modification to Rights of Security Holders.

On November 9, 2007, Knobias, Inc. (the “Company”) completed its previously announced capital restructuring by filing with the Secretary of State of Delaware the Company’s Second Amended and Restated Certificate of Incorporation (the “Amended Certificate”) which was approved and adopted by the Company’s stockholders at a special meeting of stockholders held on October 15, 2007. Among other things, the Amended Certificate (a) amends the rights, preferences, privileges, terms and conditions of the outstanding shares of the Company’s Series A Preferred Stock as previously agreed to by the holders thereof; (b) effects a 100-for-1 reverse stock split of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) whereby, for every 100 shares of Common Stock then owned, each stockholder shall receive one share of Common Stock; (c) permits the stockholders to act by written consent in lieu of a meeting, as permitted by the Delaware General Corporation Law (the “DGCL”); and (d) eliminates the requirement that amendments to certain provisions of the Company’s Certificate of Incorporation and stockholder amendments to the Bylaws of the Company must be approved by holders of at least 80% of the voting power of the Company’s outstanding stock.

Reverse Stock Split

The Company currently has 95,000,000 shares of Common Stock authorized, of which 53,038,942 shares of Common Stock were outstanding prior to the filing of the Amended Certificate. Pursuant to certain agreements that were entered into between the Company and holders of the Series A Preferred Stock at the time of the restructuring transaction earlier this year, certain holders of the Series A Preferred Stock elected to convert their shares of Series A Preferred Stock into shares of Common Stock, at the pre-split rate of 124.623 shares of Common Stock for every share of Series A Preferred Stock. In addition, pursuant to the terms of the Series B Preferred Stock into which outstanding indebtedness, accrued interest and penalties, in the aggregate amount of approximately $5.1 million, were converted at the time of the restructuring, each share of Series B Preferred Stock is convertible into approximately 700 pre-split shares of Common Stock. At these conversion ratios in effect prior to the reverse stock split, the Company would have had an insufficient number of shares of Common Stock available to issue in connection with such conversions.

In order to (i) provide for a sufficient number of authorized but unissued shares of Common Stock to allow for the conversions described above and (ii) proportionally raise the per share price of the Common Stock by reducing the number of shares of Common Stock outstanding, the Board of Directors of the Company believes that it is in the best interests of the stockholders of the Company to implement the reverse stock split. In addition, the Board believes that the share price of the Common Stock is a factor in whether the Common Stock meets investing guidelines for certain institutional investors and investment funds. Finally, the Board believes that the stockholders will benefit from relatively lower trading costs for a higher priced stock. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of the Common Stock. The Board of Directors is not implementing the reverse stock split in anticipation of any future transaction or series of transactions, including any “going private” transaction.

Material Effects of the Reverse Stock Split. The reverse stock split will be effected simultaneously for all shares of Common Stock, and the ratio will be the same for all shares of Common Stock. The principal effect of the reverse stock split will be to reduce the number of shares of the Common Stock issued and outstanding from 53,038,942 to approximately 530,390. The number of issued and outstanding shares of Common Stock will be reduced in proportion to the reverse split ratio. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the outstanding Common Stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. Currently, we are authorized to issue up to a total of 100,000,000 shares of capital stock, consisting of 5,000,000 shares of Preferred Stock and 95,000,000 shares of Common Stock. The Amended Certificate does not change the total authorized number of shares of our capital stock. Immediately following the reverse stock split, the total authorized number of shares of capital stock would remain at 100,000,000, consisting of 5,000,000 shares of Preferred Stock and 95,000,000 shares of Common Stock. The par value of our Common Stock and Preferred Stock would remain unchanged at $0.01 per share.

In addition, the reverse stock split will increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

The reverse stock split will not affect the registration of the Common Stock under the Exchange Act.

Effect on Fractional Stockholders. Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split and we will not be paying any cash to stockholders for any fractional shares from the reverse split. Instead, any resulting fractional shares shall be rounded up to the nearest whole number.

Effect on Registered and Beneficial Stockholders. The Company intends to treat stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Common Stock in “street name.” However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Effect on Registered Certificated Shares. It will not be necessary for stockholders to exchange their existing stock certificates. A stockholder may receive a certificate for new Common Sock including a full additional share in lieu of a fractional share, by surrendering all certificates representing shares of existing Common Stock (“Old Certificates”) to the Company for exchange or transfer. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates to the Company.

Upon return to the Company of all of a stockholder's Old Certificates, that stockholder will receive a new certificate or certificates representing the number of whole shares of new Common Stock into which the shares of Common Stock represented by the Old Certificates are being converted as a result of the reverse stock split plus, if applicable, one additional share of new Common Stock in lieu of a fractional share. Until surrendered to the Company, Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of new Common Stock to which such stockholders are entitled as a result of the reverse stock split.

Procedure for Effecting Reverse Stock Split. The reverse stock split became effective at the close of business on Friday, November 9, 2007, referred to as the “Effective Date.” Beginning on the Effective Date, each certificate representing pre-reverse stock split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of Common Stock.

Certain Risk Factors Associated with the Reverse Stock Split. Implementation of the reverse stock split entails various risks and uncertainties, including but not limited to the following:

● There can be no assurance that the market price per share of the Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of the Company after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

● After the reverse stock split is effected, if the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

● There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

● The reduced number of shares that would be outstanding immediately after the reverse stock split could adversely affect the liquidity of the Common Stock.

● Although the reverse stock split will not affect the rights of stockholders or any stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares, the number of authorized shares of Common Stock will not be reduced. This will increase significantly the ability of the Company to issue authorized and unissued shares without further stockholder action. The issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. At this time, we do not have any plans, proposals or arrangements to acquire any business or engage in any investment opportunity or otherwise to issue additional shares of our Common Stock, except with respect to the conversion of outstanding shares of Preferred Stock, as described elsewhere herein, and the issuance of options to directors and executive officers. The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or Bylaws. The Company could issue additional shares of our Common Stock to resist or frustrate a proposed third-party transaction that would provide an above-market premium to stockholders and that is favored by a majority of our stockholders.

Authorized Shares. The reverse stock split will affect all issued and outstanding shares of the Common Stock and outstanding rights to acquire the Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Common Stock that are not issued or outstanding has increased due to the reduction in the number of shares of the Common Stock issued and outstanding.

The Company currently has 95,000,000 shares of authorized Common Stock and 53,038,942 shares of Common Stock issued and outstanding immediately prior to the Effective Date. Authorized but unissued shares of Common Stock will be available for issuance, and the Company may issue such shares in the future. However, except as already set forth in the terms of the restructuring described above regarding the conversion of shares of Series A Preferred Stock and Series B Preferred Stock, the Company has no current plans to issue any additional shares of Common Stock. If the Company issues additional shares of Common Stock, the ownership interest of current holders of the Common Stock will be diluted.

The following table sets forth information regarding the Company's current and anticipated number of authorized shares and issued and outstanding shares of Common Stock following implementation of the reverse stock split.

	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued	Number of Shares of Common Stock Available For Issuance

Prior to Reverse Stock Split	95,000,000	53,038,942	41,961,058

Following Reverse Stock Split	95,000,000	530,390	94,469,610

The following table shows the anticipated number of issued and outstanding shares of Common Stock following the and implementation of the reverse stock split and, on a pro forma basis, the conversion of all shares of Series A Preferred Stock and Series B Preferred Stock.

	Number of Shares of Common Stock Authorized	Pro Forma Number of Shares of Common Stock Outstanding Before Split	Number of Shares of Common Stock Outstanding After Split	Pro Forma Number of Shares of Common Stock Outstanding After Conversion

Common Stock	95,000,000	53,038,942	530,390	530,390

Shares of Common Stock Issued Upon Conversion of Series A Preferred Stock		2,166,668(1)		675,041(2)

Shares of Common Stock Issued Upon Conversion of Series B Preferred Stock		361,902,308(3)		3,619,023(3)

Total	95,000,000	417,107,918	530,390	4,824,454
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(1)  The rights, preferences and privileges of the Series A Preferred Stock provided (prior to the modification thereof) that each share of Series A Preferred Stock is convertible into four (4) shares of Common Stock.

(2)  At the time of the restructuring described above, certain holders of the Series A Preferred Stock elected to convert their shares of Series A Preferred Stock into shares of Common Stock, at the pre-split rate of 124.623 shares of Common Stock for every share of Series A Preferred Stock, at such time as the Company had sufficient authorized capital to effect such conversion. The foregoing table assumes that all holders of the Series A Preferred Stock will have made such election at the time of the effectiveness of the Amended and Restated Certificate.

(3)  The Series B Preferred Stock carries a stated value of $10.00 per share, and each share of Series B Preferred Stock currently is convertible into a number of shares of Common Stock equal to (i) the number of shares of Series B Preferred Stock to be converted, multiplied by the stated value of $10.00 per share, plus (ii) any accrued but unpaid dividends, and divided by (iii) $0.0143, on a pre-split basis.

Accounting Matters. The reverse stock split will not affect the par value of the Common Stock. As a result, as of the Effective Date, the stated capital attributable to the Common Stock on the Company's balance sheet will be reduced proportionately based on the reverse stock split ratio of 100-for-1, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of the Common Stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being undertaken in response to any effort of which the Board is aware to accumulate shares of the Common Stock or obtain control of Company. Other than the reverse stock split, the Board does not currently contemplate the adoption of any other amendments to the Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

No Appraisal Rights. Under the DGCL, the stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split. The following is a summary of the material federal income tax consequences of the reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion does not describe all of the tax consequences that may be relevant to a stockholder in light of his particular circumstances or to stockholders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefore. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split. Each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Modification of Series A Preferred Stock

In connection with the its restructuring transactions, the Company entered into a Series A Amendment Agreement and Consent with certain holders of the Company’s Series A Preferred Stock. Pursuant to such agreement, each such holder consented to, among other things, (i) an Amended and Restated Certificate of Designation of Series A Preferred Stock (the “Amended Certificate of Designation”) and the modifications to the rights, preferences and privileges of the Series A Preferred Stock effected thereby; and (ii) the execution and filing of the Amended Certificate of Designation by or on behalf of the Company with the Secretary of State of the State of Delaware, once the Company has received all necessary stockholder approval for the Amended Certificate of Designation. Each such holder acknowledged and agreed that the execution and delivery of the agreement by the holder would treated for all purposes as a vote or action by written consent of such holder in lieu of any meeting required pursuant to the Delaware General Corporation Law, and waived all requirements of notice pursuant to the law or the Bylaws of the Company. Each such holder also waived any adjustment to the number of shares of Common Stock to be issued to the holders of the Series A Preferred Stock as a result of any anti-dilution provisions.

The Amended Certificate incorporates the changes to the rights, preferences, privileges, terms and conditions of the Series A Preferred Stock proposed by the Amended Certificate of Designation.

The proposed modifications of the terms and provisions of the Series A Preferred Stock are as follows:

1.  The Series A Preferred Stock will rank junior to all other series of preferred stock created and issued from time to time;

2.  No stated dividend is provided for with respect to the Series A Preferred Stock;

3.  After the payment of any liquidation preference to the holders of preferred stock that rank senior to the Series A Preferred Stock, the remaining assets will be distributed ratably to the holders of Common Stock, Series A Preferred Stock and any other series of participating preferred stock on an “as converted” basis, up to a maximum distribution to the holders of Series A Preferred Stock of $1.20 per share of Series A Preferred Stock (the “Liquidation Value”).

4.  At any time the Company may redeem, at its option, the Series A Preferred Stock at a redemption price equal to $1.20 per share.

5.  Each share of Series A Preferred Stock may be converted at any time at the option of the holder into a number of shares of Common Stock equal to the Liquidation Value divided by $.30 (the “Conversion Price”).

At the time of the execution of the Series A Amendment Agreement and Consent, certain holders of the Series A Preferred Stock elected to convert their shares of Series A Preferred Stock into shares of Common Stock, at the rate of 124.623 shares of Common Stock for every share of Series A Preferred Stock then issued and outstanding. If all holders of the Series A Preferred Stock make such election, the Company will then file a certificate with the Delaware Secretary of State canceling the Series A Preferred Stock.

Other Changes to the Certificate of Incorporation

Permitting Action by Written Consent

Under the DGCL, stockholders of a Delaware corporation may act by written consent in lieu of a vote at a stockholder meeting. However, Delaware law permits a corporation to prohibit such actions by written consent in its certificate of incorporation. Public companies commonly prohibit actions by written consent. Our Certificate of Incorporation and Bylaws prior to the Effective Date provided that no action may be taken by our stockholders except at an annual or special meeting of stockholders called in accordance with the Bylaws, and that no action may be taken by our stockholders by written consent. Elimination of stockholder written consents generally lengthens the amount of time required to take stockholder actions since actions by written consent are generally not subject to the minimum notice requirements of a stockholders’ meeting. The elimination of stockholder written consents can also prevent a controlling stockholder or group of stockholders from amending the Bylaws or removing directors without calling a special meeting of the stockholders and providing the required notice period for such meeting.

The Amended Certificate, in addition to the matters described above, now permits any stockholder actions by written consent in accordance with the DGCL, and removes the requirement that stockholders may only take action at an annual or special meeting of stockholders.

Permitting Amendments to the Certificate of Incorporation by Majority Vote

Under the DGCL, amendments to a Delaware corporation’s certificate of incorporation may be approved, upon a recommendation by the board of directors, by the holders of a majority of the outstanding shares entitled to vote thereon, unless a greater vote is required by the certificate of incorporation. Our Certificate of Incorporation prior to the Effective Date provided that the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock of the Company, voting together as a single class, is required to amend, repeal or adopt any provision inconsistent with the following: Articles VI (certain provisions regarding the Board), VII(a) (amendments to the Bylaws), VIII (no action by written consent of stockholders and limitations on ability to call meetings), IX (indemnification of directors and officers), X (limitation on liability of directors) and XI (amendments to the Certificate of Incorporation).

The Amended Certificate, in addition to the matters described above, now permits stockholder approval of amendments to the Certificate of Incorporation, including the foregoing provisions, by the holders of a majority of the outstanding shares entitled to vote thereon.

Permitting Stockholder Amendments to the Bylaws by Majority Vote

Under the DGCL, after a Delaware corporation has received payment for any of its stock, the power to adopt, amend or repeal the bylaws is in the stockholders entitled to vote thereon; provided, however, that the certificate of incorporation may confer the power to adopt, amend or repeal the bylaws upon the directors. Our Certificate of Incorporation, prior to the Effective Date, conferred such power on the Board, except that it also provided that, in the case of amendments to the Bylaws by stockholders, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class, is required. The Amended Certificate still permits stockholders to approve and adopt amendments to the Bylaws; however, it has repealed the requirement for a super-majority vote by the holders of the outstanding shares entitled to vote thereon.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 above is incorporated herein by reference.

The Amended Certificate is attached hereto as Exhibit 3(a) and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit
Number	Description

3(a)	Second Amended and Restated Certificate of Incorporation of Knobias, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOBIAS, INC.

Date: November 13, 2007	/s/ Steven B. Lord
Steven B. Lord
Chief Executive Office